Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 of Registration Statement No. 333-208834 of our report dated October 19, 2015 relating to the consolidated financial statements of Bavarian Nordic A/S and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

Copenhagen, January 11, 2016

/s/ Deloitte
Deloitte
Statsautoriseret Revisionspartnerselskab

/s/ Martin Faarborg	/s/ Henrik Kjelgaard
Martin Faarborg	Henrik Kjelgaard
State Authorised	State Authorised
Public Accountant	Public Accountant